Exhibit 23.2

May 13, 2020

TO:	Seabridge Gold Inc.

British Columbia Securities Commission

Ontario Securities Commission

Alberta Securities Commission

Financial and Consumer Affairs Authority of Saskatchewan

The Manitoba Securities Commission

Nova Scotia Securities Commission

The Office of the Yukon Superintendent of Securities

United States Securities and Exchange Commission

Re:	Seabridge Gold Inc. (the “Company”)

Consent of Expert

Ladies and Gentlemen:

Reference is made to the technical report titled “KSM (Kerr-Sulphurets-Mitchell) Prefeasibility Study and Preliminary Economic Assessment Update, NI 43-101 Technical Report”, with an effective date of April 30, 2020 (the “Technical Report”) prepared for the Company.

The undersigned hereby consents to:

1.	the public filing of the Technical Report by the Company;

2.	any extracts from or a summary of the Technical Report contained in, or incorporated by reference in:

a.	the Company’s news release dated April 27, 2020,

b.	the Company’s Material Change Report dated May 7, 2020 in respect of the Technical Report,

c.	the report of the Company on Form 6-K dated May 13, 2020,

d.	the Company’s Short Form Base Shelf Prospectus dated April 29, 2019 and the Prospectus Supplement dated October 11, 2019 thereto, and

e.	the Registration Statements on Form S-8 (File No. 333-211331) and Form F-10, as amended (File No. 333-229373) of the Company,

(collectively the “Disclosure Documents”);

3.	being named directly or indirectly in the Disclosure Documents; and

4.	the use of the Technical Report and to extracts from or a summary of the Technical Report in the Disclosure Documents or incorporated by reference therein.

The undersigned hereby certifies and confirms that:

i.	the undersigned has read the Disclosure Documents, including the extracts from or a summary of the Technical Report in the Disclosure Documents or incorporated by reference therein;

ii.	the undersigned has no reason to believe that there are any misrepresentations in the information contained in the Disclosure Documents or incorporated by reference therein that is derived from the Technical Report or that is within the undersigned’s knowledge as a result of the services performed by the undersigned in connection with the Technical Report; and

iii.	the Disclosure Documents fairly and accurately represent the information in the sections of the Technical Report for which I am responsible.

Yours Truly,

“Hassan Ghaffari”
Hassan Ghaffari, P.Eng
Director of Metallurgy
Tetra Tech Inc.